	Exhibit 99.1
CONTACTS Media: Mary Kay Dodero +1 734.386.6253 Mary.Kay.Dodero@adient.com Investors: Mark Oswald T +1 734.254.3372 Mark.A.Oswald@adient.com

Adient announces cash tender offer for up to $640 million aggregate principal amount of its 7.00% Senior First Lien Notes due 2026

PLYMOUTH, Mich., March 15, 2021 — Adient plc (NYSE: ADNT) today announced that its wholly owned subsidiary, Adient US LLC (the “Company”) is commencing a tender offer (the “Tender Offer”) to purchase for cash up to $640.0 million aggregate principal amount (the “Tender Cap”) of its $800.0 million outstanding 7.00% Senior First Lien Notes due 2026 (the “Notes”).

The Tender Offer is subject to the terms and conditions set forth in the Offer to Purchase, dated March 15, 2021, relating thereto (the “Offer to Purchase”).

The Notes and other information relating to the Tender Offer are listed in the table below. The Offer to Purchase more fully sets forth the terms of the Tender Offer.

	Notes	CUSIP Number	Principal Amount Outstanding	Tender Cap	Tender Offer Consideration (1)	Early Tender Payment(1)	Total Consideration(1)(2)
	7.00% Senior First Lien Notes due 2026	00688J AA5 / U00690 AA2	$800,000,000	$640,000,000	$1,020.0	$50.0	$1,070.0

(1)  Per $1,000 principal amount of Notes and excluding accrued and unpaid interest, which will be paid in addition to the Total Consideration or Tender Offer Consideration, as applicable.

(2)  Includes the Early Tender Payment.

Holders who validly tender their Notes prior to 5:00 p.m., New York City time, on Friday, March 26, 2021 (the “Early Tender Time”) will be eligible to receive total consideration of $1,070.0 per $1,000 principal amount of Notes tendered, which includes an early tender payment of $50.0 per $1,000 principal amount of Notes tendered. Holders must validly tender and not validly withdraw their Notes, and have their Notes accepted for purchase in the Tender Offer, at or prior to the Early Tender Time in order to be eligible to receive the total consideration, including the early tender payment.

If the purchase of all validly tendered Notes on the applicable settlement date would cause the Company to purchase a principal amount greater than the Tender Cap set forth above, then the Tender Offer will be oversubscribed and the Company, if it accepts Notes for purchase in the Tender Offer, will accept for purchase tendered Notes at or prior to the Early Tender Time on a prorated basis as described in the Offer to Purchase. If the Tender Cap is reached in respect of tenders of Notes made at or prior to the Early Tender Time, no Notes that are tendered after the Early Tender Time will be accepted for purchase unless the Tender Cap is increased by the Company, in its sole discretion.

The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on Friday, April 9, 2021, unless extended or earlier terminated by the Company (the “Expiration Time”).

Holders tendering their Notes after the Early Tender Time but at or prior to the Expiration Time will receive the tender offer consideration of $1,020.0 per $1,000 principal amount of Notes tendered, subject to the Tender Cap and any required proration as described in the Offer to Purchase.

Upon the terms and conditions described in the Offer to Purchase, payment for Notes accepted for purchase will be made:

(1)   with respect to the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time, and subject to the Tender Cap and any required proration, promptly after the Early Tender Time (which is currently expected to be on or about Tuesday, March 30, 2021, unless the Early Tender Time is extended), and

(2)   with respect to Notes validly tendered after the Early Tender Time but at or prior to the Expiration Time, and subject to the Tender Cap and any required proration, promptly after the Expiration Time (which is currently expected to be on or about Tuesday, April 13, 2021, unless the Tender Offer is extended).

Holders whose Notes are accepted for purchase will receive accrued and unpaid interest from the last interest payment date to, but not including, the applicable settlement date.

Tendered Notes may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on Friday, March 26, 2021, unless extended by the Company (the “Withdrawal Deadline”). Holders of Notes who tender their Notes after the Withdrawal Deadline, but at or prior to the Expiration Time, may not, subject to limited exceptions, withdraw their tendered Notes.

The Tender Offer is conditioned upon the satisfaction of certain conditions. Subject to applicable law, the Company may also terminate the Tender Offer at any time in its sole discretion.

Pursuant to the terms of the indenture governing the Notes, the Company is entitled to redeem up to $80.0 million aggregate principal amount of any outstanding Notes prior to May 6, 2021 at a redemption price equal to 103.000% of the aggregate principal amount thereof and an additional $80.0 million aggregate principal amount of any outstanding Notes on or after May 6, 2021 and prior to May 6, 2022 at a redemption price equal to 103.000% of the aggregate principal amount thereof. The Company currently intends to exercise these redemption rights within the applicable time periods specified. Holders who do not tender Notes in the Tender Offer may have their Notes redeemed by the Company at these prices and within these time periods.

In addition, from time to time the Company may retire, repurchase or redeem Notes that are not tendered in connection with the Tender Offer through tender offers, open market purchases, privately negotiated transactions, redemptions or otherwise, upon such terms and at such prices as it may decide, which could differ from the consideration being offered in the Tender Offer. The timing of any such retirement, repurchase or redemption will depend on market conditions, among other factors.

The Company has retained Citigroup Global Markets Inc. to act as the dealer manager (the “Dealer Manager”) for the Tender Offer. Global Bondholder Services Corporation will act as the Information Agent and the Depositary for the Tender Offer. Questions regarding the Tender Offer should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (212) 430-3774 (for banks and brokers) or (866) 470-3900 (for all others).

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase the Notes. The Tender Offer is being made solely pursuant to the Offer to Purchase. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the Company by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

None of the Company or its affiliates, the Dealer Manager, the Information Agent, the Depositary or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About Adient:

Adient (NYSE: ADNT) is a global leader in automotive seating. With approximately 77,000 employees in 32 countries, Adient operates 202 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient’s expertise spans every step of the automotive seat-making process. Adient’s integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into more than 19 million vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the consummation of the Tender Offer at all or on the same or different terms as those set forth herein, any future redemption of Notes following the Tender Offer on the same or different terms as those set forth herein, the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, the ability of Adient to execute its turnaround plan, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to meet debt service requirements, the terms of financing, the impact of tax reform legislation through the Tax Cuts and Jobs Act and/ or under the new U.S. presidential administration, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations including as may be impacted by the change in U.S. presidential administration, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, changes in consumer demand, work stoppages and similar events, global climate change and related emphasis on ESG matters by various stakeholders, energy and commodity prices, the availability of raw materials and component products, currency exchange rates and cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed with the SEC on November 30, 2020, Quarterly Report on Form 10-Q for the Quarterly Period ended December 31, 2020 filed with the SEC on February 5, 2021 and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Holders of Notes, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

ADNT-FN

# # #